EXHIBIT 23.1

               CONSENT OF LARRY WOLFE, CERTIFIED PUBLIC ACCOUNTANT



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EXHIBIT 23.1


                    Larry Wolfe, Certified Public Accountant
                           7695 Southwest 104th Street
                                    Suite 220
                                 Miami, FL 33156
                             Telephone 305-661-2222


Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C. 20549

Re:      Captech Financial Group, Inc.
         Commission File #000-50057

Gentlemen:

I have read Item 4 included in the Form 8-K of Captech Financial Group, Inc. to be filed with the Securities and Exchange Commission and am in agreement with the statements contained therein.



/s/ Larry Wolfe
---------------------------
Larry Wolfe, CPA
Miami, FL
May 4, 2006